UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2014
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2014, the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, elected Lieutenant General William J. Lennox, Jr. (USA Ret.) to the Board effective immediately. The Board also increased the number of directors on the Board from nine (9) to ten (10) pursuant to the Company’s current Amended and Restated Bylaws (as amended December 13, 2011) in connection with the election of Mr. Lennox. Mr. Lennox will serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified and, accordingly, will be a member of Class II of the Board.

Mr. Lennox has served as Chief Executive Officer of Lennox Strategies, LLC, a consulting company and personal business venture, since 2012. From 2006 to 2012, Mr. Lennox served as Senior Vice President, Washington, D.C., for Goodrich Corporation, a Fortune 500 aerospace firm. Prior to his position at Goodrich Corporation, Mr. Lennox served approximately 35 years in the United States Army, culminating as Superintendent of the United States Military Academy at West Point. Mr. Lennox currently serves on the Board of Princeton Power Systems, a privately held manufacturer of advanced power conversion products and alternative energy systems. Additionally, he is a member of the Board of Trustees for Saint Leo University. Mr. Lennox received a bachelor’s degree in international affairs from the United States Military Academy at West Point, as well as a master’s degree and Ph.D. in literature from Princeton University.

As of the date of this current report on Form 8-K, Mr. Lennox has not been appointed to serve on any of the committees of the Board.

There have been no transactions directly or indirectly involving Mr. Lennox that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Lennox will be compensated for his service on the Board in accordance with the Company’s standard compensatory, indemnification and other arrangements for non-employee directors. Those arrangements are described in detail in the Company’s definitive proxy statement dated January 6, 2014 under the heading “Compensation of Non-Management Directors” and will include a one-time award of restricted stock with a value of $75,000 and subject to a three-year vesting period, which award will be made at the Board’s next regularly scheduled meeting.

A copy of the press release issued by the Company in connection with Mr. Lennox’s appointment is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report, furnished herewith, is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

January 13, 2014	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated	January 13, 2014